UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2007

First Bancorp of Indiana, Inc.
(Exact name of registrant as specified in its charter)

Indiana	0-29814	35-2061832
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5001 Davis Lant Drive, Evansville, Indiana 47715
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code): (812) 492-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 19, 2007, First Bancorp of Indiana, Inc. issued a press release in which it announced its results of operations for the quarter ended September 30, 2007. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On October 17, 2007, the Board of Directors of First Bancorp of Indiana, Inc. (the “Company”) amended and restated Sections 1 and 2 of Article VII of the Company’s Bylaws to authorize the Company’s Board of Directors to provide that some or all of any or all classes or series of the Company’s capital stock may be uncertificated shares. Previously, the Company’s Bylaws did not provide for the issuance of uncertificated shares. A copy of the Company’s Amended and Restated Bylaws is attached to this Report as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Number	Description

3.2	Amended and Restated Bylaws of First Bancorp of Indiana, Inc.
99.1	Press release dated October 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp of Indiana, Inc.

Date: October 22, 2007	By:	/s/ Michael H. Head
Michael H. Head
President and Chief Executive Officer